Exhibit 7.4

AGREEMENT

BY AND BETWEEN

BRESLER FAMILY INVESTORS, LLC,

FLEUR S. BRESLER,

BURTON J. REINER AND ANITA O. REINER, JOINT TENANTS

AND

BURTON & ANITA REINER CHARITABLE REMAINDER UNITRUST

AGREEMENT

This AGREEMENT (“Agreement”) made as of this 21st day of February, 2003 by and among Bresler Family Investors, LLC (“Bresler”), Fleur S. Bresler (“Fleur”), Burton J. Reiner and Anita O. Reiner, husband and wife as joint tenants (“Reiner”) and Burton & Anita Reiner Charitable Remainder Unitrust (“Unitrust”) (Bresler, Fleur, Reiner and Unitrust are hereinafter referred to individually as “Shareholder” and jointly as “Shareholders”).

WITNESSETH:

WHEREAS, Shareholders are the owners of the majority of the outstanding stock of Bresler & Reiner, Inc., a Delaware corporation (the “Corporation”); and

WHEREAS, Shareholders desire to promote their mutual interests and the interests of the Corporation by imposing certain restrictions and obligations on themselves and on any shares of stock of the Corporation now owned or hereafter acquired by them.

NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

1. Definitions. The following terms as used in this Agreement shall be deemed to have the following definitions:

“Act” shall mean The Securities Act of 1933.

“Affiliate” shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by, or is under common control with such Person; (ii) any Person that directly or indirectly controls 10% or more of the outstanding equity securities of such Person or of which such Person is directly or indirectly owner of 10% or more of any class of equity securities; (iii) any Person that is an officer of, director of, partner in, or trustee of, or serves in a similar capacity with respect to, such Person or of which such Person is an officer, director, partner or trustee, or with respect to which such Person serves in a similar capacity; or (iv) any Person that is a member of the immediate family of such Person (“immediate family” as used herein shall mean spouse, mother, father, brother, sister or lineal descendant) or is an entity controlled by a member of or members of such Person’s immediate family. For avoidance of doubt, Charles Bresler and Sidney Bresler shall be considered affiliates of Bresler and Fleur.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Bresler Group” shall mean Bresler and Fleur, and any of their respective Permitted Transferees.

“Burt” shall mean Burton J. Reiner.

“Bylaws” shall mean the Bylaws of the Corporation as amended on the date hereof, in the form attached hereto as Exhibit A.

“Certificates” shall mean the stock certificates representing Shares.

“Charles” shall mean Charles S. Bresler.

“Common Stock” shall mean the Common Stock, $0.01 par value, of the Corporation.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Group” shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

“Morris Agreement” shall mean the Agreement dated January 31, 2003 among Bresler, Fleur, I. Wistar Morris III and related entities, a copy of which is attached hereto as Exhibit B.

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement, and shall include, without limitation, corporations, partnerships, limited liability companies and trusts.

“Permitted Transferee” shall have the meaning set forth in the First Amended and Restate Shareholders Agreement dated July 31, 2002, as amended through the date hereof, among Bresler, Reiner, Unitrust and the Corporation

“Reiner Group” shall mean Reiner and Unitrust, and any of their respective Permitted Transferees.

“Shares” shall mean outstanding shares of Common Stock.

2. Representations and Warranties. Each party to this Agreement makes the following representations and warranties with respect to each such party and with respect to his/her or its Shares only:

(a) Power, Authority; Valid Agreement. (i) Such party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and any other documents delivered in connection herewith; (ii) such party’s execution of this Agreement has been authorized by all necessary corporate or other action on its behalf; and (iii) this Agreement is valid, binding and enforceable against such party in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally).

(b) No Conflict; No Violation. The execution and delivery of this Agreement by such party and the performance of such party’s duties and obligations hereunder (i) do not and will not conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under (A) the organizational documents or agreements or other governing instruments applicable to such party, (B)(1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, to which such party is a party or by which such party is bound or to which it or any of such party’s properties are subject; (ii) do not require any authorization or approval under or pursuant to any of the foregoing matters set out in (B); (iii) do not violate any order, judgment, decree, statute, law, rule or regulation to which such party or any affiliate of such party is subject.

(c) No Default. Such party is not (i) in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in (A) this Agreement, (B) the organizational documents or agreements or other governing instruments applicable to such party, (C)(1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in each case, to which such party or any affiliate of such party is bound or to which such party or any of such party’s properties are subject, or (ii) in violation of any order, decree, statute, law, rule or regulation applicable to such party which default, event or violation, in the case of clauses (i)(C) or (ii), could reasonably be expected to have a materially adverse effect on such party’s ability to perform its obligations under this Agreement.

(d) No Litigation. There is no litigation, investigation or other proceeding pending or, to such Party’s knowledge, threatened against such party which if adversely determined, would materially adversely affect such party’s business or financial condition or such party’s ability to perform its obligations under this Agreement.

(e) Consents. No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on its part is required for the execution and delivery of this Agreement by such party or the performance of its obligations and duties under this Agreement.

(f) Ownership. Each party owns and holds good and marketable title to the Shares owned by each party free and clear of any and all liens, encumbrances, charges, options, rights of first refusal, or other similar matters of any kind whatsoever and the Shares are not subject to any restrictions other than those specified in this Agreement or restrictions on transfer that arise under securities laws.

3. Term. The term of this Agreement shall commence on the date hereof and terminate at 11:59 p.m. on February 20, 2018.

4. Major Decisions.

(a) No Shareholder shall vote any Shares, and Bresler shall not give any consent under the Morris Agreement, without the consent of both Bresler and Reiner, in favor of any of the following actions by the Corporation (“Major Decisions”):

(i) to merge with or into or consolidate with or enter into a business combination, share exchange or similar transaction with any other corporation or entity;

to sell, lease or otherwise dispose of all or substantially all of its properties or assets in a single or series of related transactions (other than in connection with the formation of a real estate investment trust of which the Corporation is the founder or sponsor or similar transaction and in which the Corporation is the general partner); to dispose of all or substantially all subsidiaries, to acquire all or substantially all of the stock or properties and assets of any other corporation in a transaction which involves an investment of more than $10,000,000 (which amount shall increase effective January 1 of each year to reflect any increase in the Consumer Price Index –All Urban Consumers, All Items, U.S. City Average (“CPI”) over the CPI for January, 2003); provided, however, that consent of both the Bresler Group and Reiner Group shall not be required with respect to (x) any of the foregoing satisfying the conditions set forth in the parenthetical to Section 5(a)(ii) below, or (y) a merger of the Corporation with a publicly traded corporation having a total market capitalization greater than $500 million for a price greater than 125% of the average bid quote for the Common Stock on the OTCBB (or any successor quotation service on which bid quotes for the Common Stock are reported) for the 40 trading days prior to the date on which a binding merger agreement is signed by the Corporation;

(ii) to dissolve the Corporation (within the meaning of the Delaware Business Corporation Law);

(iii) to effect a reorganization, restructuring or recapitalization other than one satisfying the conditions set forth in the parenthetical to Section 5(a)(ii) below.

(iv) to engage in a tender offer for shares of the Corporation’s Common Stock (other than cash or cash equivalents)

(v) to permit any single or related series of investments by the Corporation in an amount in excess of $10,000,000 (which amount shall increase effective January 1 of each year to reflect any increase in the CPI over the CPI for January, 2003; or

(vi) to amend the Certificate of Incorporation of the Corporation.

(b) Bresler shall instruct Charles and Sidney Bresler to use their respective best efforts to give Burt reasonable notice of all meeting with parties not Affiliated with the Corporation related to the Waterfront complex at which both Charles and Sidney Bresler are attending.

5. Standstill Restrictions.

(a) Prohibited Acts. During the term of this Agreement, each Shareholder covenants and agrees that such Shareholder shall not, and shall not permit any of its Affiliates to, either individually or as part of a Group, directly or indirectly:

(i) acquire (other than acquisitions resulting from corporate action authorized by the Board of Directors with respect to any pro rata distribution of shares of Common Stock in connection with any stock split, stock dividend, recapitalization, reclassification or similar transaction), solicit an offer to sell, propose to acquire (or publicly announce or otherwise disclose an intention to propose to acquire), offer to acquire, or agree to acquire any Common Stock (or any options, warrants, rights or other securities exercisable for, or convertible or exchangeable into, Common Stock); provided that this Section 5(a)(i) shall not apply to (A) any acquisition of Common Stock or of options, warrants, rights or other securities exercisable for, or convertible or exchangeable into, Common Stock granted to any Person pursuant to any benefit plan of the Corporation or any of its Affiliates or (B) the exercise, conversion or exchange of any Common Stock upon the exercise by a Shareholder of rights pursuant to any Rights Agreement that may be adopted by the Corporation for the purpose of deterring coercive takeover activities with respect to the Corporation, provided that all of the shares of Common Stock so acquired upon the exercise of the rights shall be subject to all of the terms of this Agreement or (C) any acquisition of Common Stock made in compliance with Section 7;

(ii) other than in the capacity as a director or officer of the Corporation, propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek or take any action to effect, negotiate with or provide any non-public information relating to the Corporation or its business to any Person with respect to, any tender or exchange offer, merger, reorganization, sale of assets, consolidation, liquidation, dissolution, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Corporation (other than (x) any of the foregoing that has been approved by the Board of Directors or (y) in connection with any tender or exchange offer in which the Board of Directors has (A) recommended that its shareholders accept such offer or (B) after ten (10) business days (as defined in Rule 14d-1 under the Exchange Act as in effect on the date of this Agreement) from the date of commencement of such offer, expressed no opinion, remained neutral, was unable to take apposition or otherwise did not oppose or recommend that its shareholders reject such offer), provided, the parties hereto acknowledge that any such action to effect any of the foregoing shall require shareholder approval of the Corporation.

(iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise, influence or cooperate in any manner whatsoever any person or entity with respect to the voting of any Common Stock or become a “participant” (as such term is defined in Item 4 of Schedule 14A under the Exchange Act) in any solicitation with respect to the Common Stock or the Corporation; provided that nothing in this Section 5.1(a)(iii) shall apply to any deemed solicitation of proxies that may result from the position or status of a Shareholder or any of its Affiliates as a director of the Corporation at the time of any general solicitation of proxies by the management of the Corporation;

(iv) form, participate in or join any Persons or Group with respect to the Common Stock or the Corporation or otherwise act in concert with any Person for the purpose of (x) acquiring beneficial ownership of any Common Stock or (y) holding or disposing of Common Stock for any purpose prohibited by this Section 5(a); provided that the foregoing shall not apply to Bresler with respect to the Morris Agreement so long as Bresler takes no action under the Morris Agreement that is inconsistent with this Agreement;

(v) except as specifically provided in Section 6 below, deposit any Common Stock into a voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting thereof; provided that the foregoing shall not apply to Bresler with respect to the Morris Agreement so long as Bresler takes no action under the Morris Agreement that is inconsistent with this Agreement;

(vi) initiate, propose or otherwise solicit any holder of Common Stock for the approval of any “shareholder proposal” (as such term is used in Rule 14a-8 under the Exchange Act) with respect to the Common Stock or the Corporation, or induce to attempt to induce any other Person to initiate, propose or otherwise solicit any such shareholder proposal;

(vii) except as specifically provided in Section 6 below, seek election to or seek to place a representative on the Board of Directors, or seek the removal of any member of the Board of Directors;

(viii) take any other action in the capacity of a shareholder of the Corporation to seek to Control the management or policies of the Corporation;

(ix) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing;

(x) disclose any intention, plan or arrangement inconsistent with the foregoing, except to the extent required by law;

(xi) advise, assist or encourage any other Person in connection with any of the foregoing; or

(xii) enter into any agreement with respect to any of the actions described in subsections (a)(i) through (a)(xi), inclusive, above or ask for a waiver of any such provisions.

(b) Notice. Each Shareholder agrees that it will notify the Corporation and each other Shareholder promptly if any inquiries or proposals are received by, any information is exchanged with respect to, or any negotiations or discussions are initiated or continued by or with, such Shareholder or any of its Affiliates regarding any matter described in Section 5(a) above. the Corporation and each other Shareholder shall mutually agree upon an appropriate response to be made to any such proposal.

(c) Exclusions. Nothing contained in this Section shall be deemed to restrict the manner in which a Shareholder or any of its Affiliates which is a member of the Board of Directors may participate in deliberations or discussions of the Board of Directors or individual consultations with any member of the Board of Directors.

6. Voting Agreement.

(a) Election of Directors. In any and all elections of directors of the Corporation (whether at a meeting or by written consent in lieu of a meeting) each Shareholder shall vote or cause to be voted all Common Stock owned by it now and hereafter acquired, or over which it has voting control, and otherwise use its respective best efforts, so as to designate two directors designated by Bresler, two directors designated by Reiner and the remainder of the directors (the “Outside Directors”) as is are mutually acceptable to Bresler and Reiner. The parties hereby agree that George W. Huguely III, Ralph S. Childs, Jr., Michael W. Malafronte, Benjamin C. Auger and Gary F. Bulmash are mutually acceptable to Bresler and Reiner. In the event that Bresler and Reiner are unable, in their reasonable discretion, to agree on one or more Outside Directors within thirty (30) days of the creation of a vacancy, then Bresler and Reiner shall, in their reasonable discretion, each appoint a representative within ten (10) days, the representatives so appointed shall, in their reasonable discretion, nominate candidates for such Outside Director positions, and the Shareholders shall vote their Shares in favor of such nominees. Bresler, in his reasonable discretion, shall have the right to appoint any person as a representative other than Charles. Reiner shall have the right, in his reasonable discretion, to appoint any person as a representative other than Burt, Anita Reiner or their children. The parties acknowledge that federal securities laws and the requirements of any exchange or listing authority may establish criteria for outside directors of public companies and that the parties, and any representatives appointed pursuant to this Subsection, shall consider such requirements in making nominations of Outside Directors The directors initially designated by Bresler are Charles and Sidney M. Bresler; the directors initially designated by Reiner are Burt and Randall L. Reiner and the directors initially deemed mutually acceptable and designated by the Shareholders are George W. Huguely III, Ralph S. Childs, Jr., Michael W. Malafronte, Benjamin C. Auger and Gary F. Bulmash. No Shareholder shall vote to remove any Outside Director without the prior written consent of the other Shareholders.

(b) Bylaws. Bresler and Reiner each shall direct the directors appointed by them to approve the Bylaws.

(c) No Voting Trust. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the Delaware General the Corporation Law or any other applicable corporation law.

(d) Bresler shall not consent to any action by Morris under the Morris Agreement which is inconsistent with the terms of this Agreement.

7. Acquisition of Shares.

(a) By Bresler Group. In the event that any Shareholder in the Bresler Group purchases Shares from a Person other than another Shareholder, such Shareholder shall promptly following such purchase notify the members of the Reiner Group of such purchase and offer to sell 50% of the Shares so purchased to the Reiner Group for the same price per share (including commissions and other purchase costs) that such Shareholder paid. The members of the Reiner Group shall have ten (10) days from the receipt of such notice to accept such offer by written acceptance to the offering Shareholder, accompanied by payment of the purchase price.

Upon receipt of the purchase price, the offering Shareholder shall direct the Corporation’s transfer agent to issue to the members of the Reiner Group who accepted the offer a certificate or certificates representing the Shares purchased by the members of the Reiner Group.

(b) By Reiner Group. In the event that any Shareholder in the Reiner Group purchases Shares from a Person other than another Shareholder, such Shareholder shall promptly following such purchase notify the members of the Bresler Group of such purchase and offer to sell 50% of the Shares so purchased to the Bresler Group for the same price per share (including commissions and other purchase costs) that such Shareholder paid. The members of the Bresler Group shall have ten (10) days from the receipt of such notice to accept such offer by written acceptance to the offering Shareholder, accompanied by payment of the purchase price. Upon receipt of the purchase price, the offering Shareholder shall direct the Corporation’s transfer agent to issue to the members of the Bresler Group who accepted the offer a certificate or certificates representing the Shares purchased by the members of the Bresler Group.

(c) Acquired Shares Bound by Agreement. The Shareholders agree that any Shares acquired by any Shareholder subsequent to the date hereof shall be subject to the terms of this Agreement.

8. Termination of Rights and Obligations on Certain Events.

(a) Bresler Group Acts. In the event that any member of the Bresler Group or any Bresler Director casts any vote, gives any consent or otherwise takes any action (i) to remove Burt from office as President and Co-Chairman of the Corporation (other than for Good and Sufficient Cause, as defined below), (ii) to amend the Bylaws of the Corporation without the consent of Reiner, or (iii) to institute any proceeding, claim or action, at law or in equity, seeking a ruling that this Agreement or any provision hereof is illegal, invalid or unenforceable, then upon written notice from Reiner and failure to reverse such action within fifteen (15) days following receipt of such notice, all restrictions on voting and other actions by the Reiner Group under Sections 4 and 6 above shall immediately terminate.

(b) Reiner Group Acts. In the event that any member of the Reiner Group or any Reiner Director casts any vote, gives any consent or otherwise takes any action (i) to remove Sidney Bresler from office as Chief Executive Officer of the Corporation (other than for Good and Sufficient Cause), (ii) to amend the Bylaws of the Corporation without the consent of Bresler, or (iii) to institute any proceeding, claim or action, at law or in equity, seeking a ruling that this Agreement or any provision hereof is illegal, invalid or unenforceable, then upon written notice from Bresler and failure to reverse such action within fifteen (15) days following receipt of such notice, all restriction on voting and other actions by the Bresler Group under Sections 4 and 6 above shall immediately terminate.

(c) Good and Sufficient Cause. “Good and Sufficient Cause” shall mean (i) continued inattention to or neglect of the duties to be performed by the individual, which inattention is not the result of illness or accident and which inattention is not cured within thirty (30) days after notice from the Corporation to the individual, or (ii) violation of the Corporation’s Code of Conduct, as the Code of Conduct may be modified from time to time at the sole discretion of the Corporation, which violation is not cured thirty (30) days after notice from the Corporation to the individual,

9. Compensation. The Shareholders agree that, with the exception of payment of dividends on Shares, Charles and Burt shall receive equal aggregate payments and benefits from the Corporation, whether characterized as compensation or otherwise; provided that this Section 9 shall terminate upon the death or disability of either Charles or Burt.

10. Securities Law Compliance. The parties acknowledge that the Corporation shall have no obligation to issue certificates in connection with any transfer of Shares unless satisfied that there has been compliance with the requirements of the Securities Act of 1933 and applicable state securities laws and all rules and regulations promulgated under the Securities Act of 1933 and such state securities laws. In connection with this Agreement, Bresler and Reiner each shall prepare and file amendments to Schedules 13D substantially in the forms attached hereto as Exhibits B-1 and B-2.

11. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any part may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

12. Notices, Offers, Acceptances and Rejections.

(a) Notices, etc. Any notice required to be given, or offer, acceptance or rejection made pursuant to the provisions of this Agreement shall be given in writing (including telecopy or similar teletransmission), addressed as follows:

If to the Bresler Group:	c/o Bresler Family Investors, L.L.C 10401 Grovesnor Place Apartment 1703 Rockville, MD 20852 Facsimile: (301) 230-2344

With a copy to:	Lawrence D. Rovin Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street Philadelphia, PA 19102 Facsimile: (215) 568-6603

If to the Reiner Group:	Burton J. Reiner 7108 Armat Drive Bethesda, MD 20817 Facsimile: (301) 469-7419d

With a copy to:	Steven S. Snider Haleand Dorr LLP 1455 Pennsylvania Ave. N.W. Washington, D.C. 20004 Facsimile: 202-942-8484

Unless otherwise specified herein, such notices or other communication shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee’s confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) business days after being sent, if sent by registered or certified mail, with first-class postage prepaid., Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto, which notice shall be effective upon receipt by the parties of such notice.

(b) Time Periods. Whenever a period of time is to be computed from the date of receipt of an item of certified mail, such period shall be computed from the fifth (5th) day following the date of mailing if delivery of the certified mail item is refused by the party to whom it was directed.

(c) Multiple Notices. Whenever a notice, Offer, acceptance or rejection or a copy is required to be sent to more than one person, all such communications should whenever reasonably possible, be mailed within a single twenty-four (24) hour period.

13. Benefit. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their personal representatives, heirs, successors and assigns; provided, that the benefits of Sections 4 through 7 above shall not be assignable to any person other than a Shareholder.

14. Entire Agreement; Amendment, Modification and Termination.

(a) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage inconsistent with any of the terms hereof This Agreement may be amended, modified or terminated at any time or times by the agreement in writing of Bresler and Reiner.

(b) Termination. This Agreement shall automatically be terminated when either the Bresler Group or the Reiner Group, in each case in the aggregate, is the beneficial owner of less than 500,000 Shares.

15. Governing Law. This Agreement shall be construed and enforced in accordance with the law (but not the law of conflict of laws) of the State of Delaware.

16. Miscellaneous

(a) Indulgences, Etc. Neither the failure nor any delay on the part of any part to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege with respect to any concurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(b) Provisions Separable. If any provision or term of this Agreement is held to be illegal, invalid or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision or term there shall be added automatically as part of this Agreement another provision or term as similar to the illegal, invalid or unenforceable provision as may be possible and that is legal, valid and enforceable.

(c) Section Headings. Any Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(d) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflect hereon as the signatories.

(f) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

17. No Third Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

18. Expenses. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that if any party hereto institutes any proceeding, claim or action, at law or in equity, in connection with or arising out of the terms, conditions, covenants and agreements contained in this Agreement, the non-prevailing party in any such action, claim or proceeding shall reimburse the prevailing party for reasonable attorneys’ fees, costs and other expenses incurred in connection with such proceeding or action.

19. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its respective obligations under this Agreement. Each Shareholder shall deliver to the Corporation, concurrently with the filing thereof with the Securities and Exchange Commission, copies of all Forms 3, 4 and 5, Forms 144 and Schedules 13D and 13G, and each amendment thereto, relating to the Corporation and filed by such Shareholder or its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BRESLER FAMILY INVESTORS, LLC

By:	/s/ Charles S. Bresler
Charles S. Bresler, Manager

/s/ Fleur S. Bresler
Fleur S. Bresler

/s/ Burton J. Reiner
Burton J. Reiner, Joint Tenant

/s/ Anita O. Reiner
Anita O. Reiner, Joint Tenant

BURTON & ANITA REINER CHARITABLE REMAINDER UNITRUST

By:	/s/ Burton J. Reiner
Name: Trustee

/s/ Charles S. Bresler
Charles S. Bresler

/s/ Burton J. Reiner
Burton J. Reiner

The undersigned hereby join in this Agreement solely for the purpose of agreeing to, and being bound by, Section 9 above.

/s/ Charles S. Bresler
Charles S. Bresler

/s/ Burton J. Reiner
Burton J. Reiner

EXHIBIT A

BY-LAWS

BRESLER & REINER, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

Section 1.    The registered office shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Section 2.    The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.    All meetings of the shareholders shall be held at such place within or without the State of Delaware, as may from time to time be fixed or determined by the board of directors. One (1) or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.

Section 2.    An annual meeting of the shareholders shall be held no earlier than ninety (90) days after the fiscal year end and no later than one hundred eighty (180) days after the fiscal year end, at which the shareholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.    Special meetings of the shareholders, for any purpose or purposes, including but not limited to the election of new directors, may be called at any time by the chief executive officer, president, a majority of the board of directors, or by the holders of not less than ten percent (10%) of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not more than fifteen (15) days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

Section 4.    Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, not less than five (5) nor more than fifty (50) days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

Section 5.    The officer having charge of the transfer books for shares of the corporation shall prepare and make, at least three (3) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each shareholder, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 6.    Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

Section 7.    The holders of fifty-one percent (51%) of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation or by these by-laws. If, however, any meeting of shareholders can not be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen (15) days each as the holders of a majority of the shares present in person or by proxy shall direct. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.    When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provisions shall govern and control the decisions of such question.

Section 9.    Each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share having voting power held by such shareholder, but no proxy shall be valid after three (3) years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within ten (10) days next preceding the date of such meeting shall not be entitled to vote at such meeting.

Section 10.    In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting

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may and, on the request of any shareholder or his/her proxy, shall make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of fact found by them, if requested by the chairman of the meeting or any shareholder or his/her proxy. If there be three (3) judges of election the decisions, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.

Section 11.    Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

ARTICLE III

DIRECTORS

Section 1.    The number of directors which shall constitute the whole board shall be not less than three (3) nor more than nine (9). The directors shall be elected at the annual meeting of the shareholders except as provided in Section 2 of this article, and each director shall serve at the pleasure of the shareholders. Directors need not be shareholders.

Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining members of the board (or by a solo director if only one remains), though less than a quorum and each person so elected shall be a director until his/her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto. Any shareholder or shareholders holding at least ten percent (10%) of all the shares issued and outstanding may call for a special meeting of the shareholders for the purpose of removing any or all of the directors and/or electing new directors.

Section 3.    The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. One (1) or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

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Section 5.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.    Regular meetings of the board of directors may be held (i) at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or (ii) as specified in a written notice given by any officer to the Directors at least five (5) days prior to the date of such meeting.

Section 7.    Special meetings of the board of directors may be held at such time and at such place as may be specified in a written notice given by any officer at least three (3) days prior to such meeting.

Section 8.    At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by the statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.    If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.

COMMITTEES

Section 10.    The board of directors may, by resolution adopted by a majority of the whole board, designate one (1) or more committees. Each committee shall consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these by-laws, shall have and exercise the authority of the board of directors in the management of the business and affairs of the corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the board when required.

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COMPENSATION OF DIRECTORS

Section 11.    Directors as such shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 1.    Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, postage prepaid. Notice to directors may also be given by telegram.

Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.    The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, a chief operating officer, a secretary and a treasurer. The board of directors may also choose one (1) or more vice-presidents and one (1) or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

Section 2.    The board of directors, immediately after each annual meeting of shareholders, shall elect a chief executive officer and a president, both or either of whom may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.     The salaries of all officers of the corporation shall be fixed by the board of directors.

Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

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THE CHIEF EXECUTIVE OFFICER

Section 6.    The chief executive officer shall be the chief executive officer of corporation and the chairman of the board of directors, and shall have full power and authority over the business and affairs of corporation. The chief executive officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of corporation, which authority he may delegate to other officers in his sole discretion.

THE PRESIDENT

Section 7.    The president shall have the power and authority generally conferred upon the president of a corporation, and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe. In the absence or disability of the chief executive officer, the president shall temporarily act as the chief executive officer of the corporation. The president is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

THE CHIEF OPERATING OFFICER

Section 8.    The chief operating officer shall be the chief operating officer of the corporation, shall have general and active management of the operations of the corporation and shall see that all orders and directions of the chief executive officer and president are carried into effect. The chief operating officer shall report to the chief executive officer. The chief operating officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

THE VICE-PRESIDENTS

Section 9.    The vice-president, if one (1), or if there shall be more than one (1), the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the chief executive officer, president and chief operating officer, perform the duties and exercise the powers of the chief executive officer, and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may prescribe by the board of directors and/or the president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the chief executive officer, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of an assistant secretary.

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Section 11.    The assistant secretary, if one (1), or if there be more than one (1), the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 12.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may designate by chief executive officer or the board of directors.

Section 13.    The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the chief executive officer or board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

Section 14.    If required by chief executive officer or the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the treasurer and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

Section 15.    The assistant treasurer, if one (1), or if there shall be more than one (1), the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF SHARES

Section 1.    The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one (1) class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

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Section 2.    Every share certificate shall be signed by the chief executive officer and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

LOST CERTIFICATES

Section 3.    The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing the issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

TRANSFERS OF SHARES

Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made in a manner inconsistent with the provisions of Article VIII of the Delaware Uniform Commercial Code and its amendments and supplements.

CLOSING OF TRANSFER BOOKS

Section 5.    The board of directors may fix a time, not more than fifty (50) days prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by the shareholder to the corporation for the purpose of notice.

REGISTERED SHAREHOLDERS

Section 6.    The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other

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claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.    Dividends upon the shares of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the certificate of incorporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FINANCIAL REPORT TO SHAREHOLDERS

Section 3.    The directors shall not be required to send; or cause to be sent, to the shareholders, a financial report as of the closing date of the preceding fiscal year.

CHECKS

Section 4.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5.    The fiscal year of the corporation shall be determined by the board of directors.

CORPORATE SEAL

Section 6.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

Section 1.    Each person who at any time is or shall have been a director or officer of the corporation or any its subsidiaries, or is or shall otherwise have been serving at the written request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and the heirs, executors and administrators of each such person, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of these by-laws or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of stockholders or directors, or otherwise. The corporation may purchase and maintain insurance on behalf of any person to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of these by-laws or as amended from time to time.

Section 2.    Reasonable expenses incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination required by the Delaware General Corporation Law, after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director or officer against expenses incurred by him in connection with that proceeding is prohibited by the Delaware General Corporation Law. The written undertaking must be an unlimited general obligation of the director or officer but need not be secured. It may be accepted without reference to financial ability to make repayment.

Section 3.    Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to the shareholders of a consent to action without a meeting, and, in any case, within the twelve (12) month period immediately following the date of indemnification or advance.

ARTICLE IX

AMENDMENTS

Section 1.    These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a unanimous consent in writing of the shareholders, or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose or by a unanimous

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consent in writing of the directors, subject always to the power of the shareholders to change such action by the directors.

Approved by the Board of Directors

on 13th day of November, 2001.

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FIRST AMENDMENT

TO

BRESLER & REINER, INC.

AMENDED AND RESTATED BY-LAWS

Whereas, the company adopted Amended and Restated By-Laws on the 13th day of November, 2001; and

Whereas, the board of directors wishes to amend and restate Article V of the Amended and Restated By-Laws;

Now, therefore, Article V of the Amended and Restated By-Laws is amended and restated as follows:

ARTICLE I

OFFICERS

Section 1.    The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a chief executive officer, a president, a chief operating officer, a secretary and a treasurer. The board of directors may also choose one (1) or more vice presidents and one (1) or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

Section 2.    The board of directors, immediately after each annual meeting of shareholders, shall elect a chief executive officer, a chief operating officer, and a president, each of whom may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by board.

Section 4.    The salaries of all officers of the corporation shall be fixed by the board of directors.

Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board directors.

THE CHAIRMAN

Section 6.    The Chairman shall chair all of the meetings of the board of directors and shall perform such other executive functions as may be delegated to him by the board of directors.

THE EXECUTIVE OFFICER

Section 7.    The chief executive officer shall be the chief executive officer of corporation and shall have full power and authority over the business and affairs of corporation. The chief executive officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of corporation, which authority he may delegate to other officers in his sole discretion. In the absence of the Chairman, the chief executive officer shall chair the meetings on the board of directors.

THE PRESIDENT

Section 8.    The president shall have the power and authority generally conferred upon the president of a corporation, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. In the absence or disability of the chief executive officer, the president shall temporarily act as the chief executive officer of the corporation. The president is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

THE CHIEF OPERATING OFFICER

Section 9.    The chief operating officer shall be the chief operating officer of the corporation, shall have general and active management of the operations of the corporation and shall see that all orders and directions of the chief executive officer and president are carried into effect. The chief operating officer shall report to the chief executive officer. The chief operating officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

THE VICE-PRESIDENTS

Section 10.    The vice-presidents, if one (1), or if there shall be more than one (1), the vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the chief executive officer, president and chief operating officer, perform the duties and exercise the powers of the chief executive officer, and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 11.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. The secretary shall give, or cause to be given, notice of all

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meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors and/or the president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the chief executive officer, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of an assistant secretary.

Section 12.    The assistant secretary, if one (1), or if there be more than ore (1), the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

Section 13.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may designate by chief executive officer or the board of directors.

Section 14.    The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meeting, or when the chief executive officer or board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

Section 15.    If required by chief executive officer or the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the treasurer and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

Section 16.    The assistant treasurer, if one (1), or if there shall be more than one (1), the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

Approved by the Board of Directors at a regular meeting held on June 20, 2002

/s/ JEAN S. CAFARDI
Jean S. Cafardi Secretary

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SECOND AMENDMENT

TO

BRESLER & REINER, INC.

AMENDED AND RESTATED BY-LAWS

Whereas, the company adopted Amended and Restated By-Laws on the 13th day of November, 2001; and

Whereas, the company adopted the First Amendment to the Amended and Restated By-Laws on the 20th of June, 2002; and

Whereas, the board of directors wishes to amend and restate Article V and Article VIII of the Amended and Restated By-Laws;

Now, therefore, Article V of the Amended and Restated By-Laws is amended and restated as follows:

ARTICLE V

OFFICERS

Section 1.    The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a co-chairman, a president, a chief executive officer, a chief operating officer, a secretary and a treasurer. The board of directors may also choose one (1) or more vice presidents and one (1) or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

Section 2.    The board of directors, immediately after each annual meeting of shareholders, shall elect a chief executive officer, a co-chairman and a chief operating officer, each of whom may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to tune by board.

Section 4.    The salaries of all officers of the corporation shall be fixed by the board of directors.

Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board directors.

THE CHAIRMAN

Section 6.    The Chairman shall chair all of the meetings of the board of directors and shall perform such other executive functions as may be delegated to him by the board of directors.

THE CO-CHAIRMAN

Section 7.    The co-chairman shall have such power and authority as the chairman, chief executive officer and/or board of directors may from time to time prescribe and as shall be reasonably consented to by the co-chairman.

THE CHIEF EXECUTIVE OFFICER

Section 8.    The chief executive officer shall be the chief executive officer of corporation and shall have full power and authority over the business and affairs of corporation. The chief executive officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of corporation, which authority he may delegate to other officers in his sole discretion. In the absence of the Chairman, the chief executive officer shall chair the meetings of the board of directors.

THE PRESIDENT

Section 9.    The president shall have such power and authority as the chief executive officer and/or board of directors may from time to time prescribe and as shall be reasonably consented to by the president.

THE CHIEF OPERATING OFFICER

Section 10.    The chief operating officer shall be the chief operating officer of the corporation, shall have general and active management of the operations of the corporation and shall see that all orders and directions of the chief executive officer and president are carried into effect. The chief operating officer shall report to the chief executive officer. The chief operating officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

THE VICE-PRESIDENTS

Section 11.    The vice-presidents, if one (1), or if there shall be more than one (1), the vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the chief executive officer and chief operating officer, perform the duties and exercise the powers of the chief executive officer, and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

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THE SECRETARY AND ASSISTANT SECRETARIES

Section 12.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors and/or the president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the chief executive officer, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of an assistant secretary.

Section 13.    The assistant secretary, if one (1), or if there be more than one (1), the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 14.     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may designate by chief executive officer or the board of directors.

Section 15.    The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meeting, or when the chief executive officer or board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

Section 16.    If required by chief executive officer or the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the treasurer and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

Section 17.    The assistant treasurer, if one (1), or if there shall be more than one (1), the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

Article VIII of the Amended and Restated By-Laws is amended and restated as follows:

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ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

Section 1.    Each person who at any time is or shall have been a director or officer of the corporation or any its subsidiaries, or is or shall otherwise have been serving at the written request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and the heirs, executors and administrators of each such person, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of these by-laws or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of stockholders or directors, or otherwise. The corporation may purchase and maintain insurance on behalf of any person to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of these by-laws or as amended from time to time.

Section 2.    Reasonable expenses incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation, in advance of the final disposition o f the proceeding and without the determination required by the Delaware General Corporation Law, after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director or officer against expenses incurred by him in connection with that proceeding is prohibited by the Delaware General Corporation Law. The written undertaking must be an unlimited general obligation of the director or officer but need not be secured. It may be accepted without reference to financial ability to make repayment. Payment or reimbursement shall be made under this provision within thirty (30) days after receipt of both the aforementioned written affirmation and written undertaking to pay.

Section 3.    Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to the shareholders of a consent to action without a meeting, and, in any case, within the twelve (12) month period immediately following the date of indemnification or advance.

Approved by the Board of Directors at a special meeting be on February 21, 2003

/s/ SIDNEY M. BESLER
Sidney M. Besler Assistant Secretary

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EXHIBIT B-1

[TO BE ATTACHED]

BRESLER – SCHEDULE 13D

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EXHIBIT B-2

[TO BE ATTACHED]

REINER – SCHEDULE 13D

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